SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 March 10, 1998
                Date of Report (date of earliest event reported)



                                  VALHI, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                1-5467              87-011015
       (State or other          (Commission          (IRS Employer
       jurisdiction of          File Number)         Identification
        incorporation)                                    No.)



         5430 LBJ Freeway, Suite 1700, Dallas, TX      75240-2697
         (Address of principal executive offices)      (Zip Code)



                                 (972) 233-1700
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)

Item 5: Other Events

     Pursuant to two stipulations of settlement among the parties to Kahn v. Tremont Corporation, et al. and Seinfeld v. Simmons, et al., respectively, the registrant has agreed to transfer, at its option, shares ("Shares") of common stock, par value $0.125 per share, of NL Industries, Inc. ("NL") or cash in the respective settlements. The stipulations of settlement revise certain provisions of the agreements in principal that the registrant previously announced.

     Seinfeld v. Simmons, et al. arose out of the 1991 Dutch auction tender offer by NL for its shares of common stock. Under the stipulation of settlement dated February 26, 1998 relating to Seinfeld, the registrant has agreed to transfer to NL 750,000 (1.5% of the outstanding NL common stock) Shares, subject to adjustment depending on the average sales price of the Shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 million Shares (1.6% of the outstanding NL common stock) and down to a minimum of 675,000 Shares (1.3% of the outstanding NL common stock). The registrant has the option, in lieu of transferring such Shares, to transfer cash or cash equivalents equal to the product of such average sales price and the number of Shares that would otherwise have been transferred to NL. The registrant has not yet decided whether it will transfer Shares or cash pursuant to the terms of this stipulation of settlement.

     Kahn v. Tremont Corporation, et al. arose out of the 1991 sale by the registrant of approximately 15% of the then outstanding Shares to Tremont Corporation ("Tremont"). Under the stipulation of settlement dated March 5, 1998 relating to Kahn, The registrant has agreed to transfer to Tremont 1.2 million Shares (2.3% of the outstanding NL common stock), subject to adjustment depending on the average sales price of the Shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 1.4 million Shares (2.7% of the outstanding NL common stock) and down to a minimum of 1.0 million Shares (2.0% of the outstanding NL common stock). The registrant has the option, in lieu of transferring such Shares, to transfer cash or cash equivalents equal to the product of such average sales price and the number of Shares that would otherwise have been transferred to Tremont. The registrant has not yet decided whether it will transfer Shares or cash pursuant to the terms of this stipulation of settlement.

     The registrant previously stated that it had reached the settlements in order to avoid the burden and expense of further litigation and that it continued to believe it had engaged in no wrongdoing associated with the transactions in question.

     The stipulations of settlement are subject to the approval of the respective courts in which the cases are pending and the completion of court proceedings. If so approved, the transfer of Shares or cash is expected to occur in the second or third quarter of 1998.

     If the registrant elects to transfer Shares in complete satisfaction of both settlements, the transfers will result in the registrant holding approximately 55% of the outstanding NL common stock.

     The descriptions of the stipulations of settlement are qualified in their entirety by reference to Exhibits 99.1 and 99.2 to this current report, which are incorporated herein by this reference.

Item 7:   Financial Statements,  Pro Forma  Financial Information and Exhibits

          (c)  Exhibit

          Item No.     Exhibit Index
          ----------   -----------------------------------------

          99.1 Stipulation of Settlement, dated February 26, 1998, among the parties to Seinfeld v. Simmons, et al. (No. C-336-96), pending in the Chancery Division of the New Jersey Superior Court (incorporated by reference to
                       Exhibit 4 to Amendment 57 to the Statement on Schedule 13D filed with the Securities and Exchange Commission by the registrant and certain other persons on March 9, 1998 and relating to the common stock of NL Industries).

          99.2 Stipulation of Settlement, dated March 5, 1998, among the parties to Kahn v. Tremont Corporation, et al. (No. 12339), pending in the Delaware Chancery Court (incorporated by reference to Exhibit 4 to Amendment 57 to the Statement on Schedule 13D filed with the Securities and Exchange Commission by the registrant and certain other persons on March 9, 1998 and relating to the common stock of NL Industries).


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VALHI, INC.
                                (Registrant)




                                By:  /s/ Steven L. Watson
                                    ----------------------------
                                    Steven L. Watson
                                    Vice President & Secretary



Date:  March 10, 1998


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VALHI, INC.
                                (Registrant)




                                By:
                                    ----------------------------
                                    Steven L. Watson
                                    Vice President & Secretary



Date:  March 10, 1998